EXHIBIT 99.3

Liberty BROADBAND

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O LIBERTY BROADBAND CORPORATION
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. New York City time on December 14, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LBRD2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. New York City time on December 14, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. **If you send the proxy card by mail, there may be unexpected delays in mail processing times as a result of the COVID-19 pandemic. You should allow a sufficient number of days to ensure delivery.**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D25893-S12075 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIBERTY BROADBAND CORPORATION

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	Proposal	For	Against	Abstain
1.	A proposal to approve the adoption of the Agreement and Plan of Merger, dated August 6, 2020 (as may be amended from time to time, the "merger agreement"), by and among Liberty Broadband Corporation, GCI Liberty, Inc., Grizzly Merger Sub 1, LLC and Grizzly Merger Sub 2, Inc., pursuant to which Grizzly Merger Sub 2, Inc. will merge with and into GCI Liberty, Inc., with GCI Liberty, Inc. surviving this merger and becoming an indirect wholly owned subsidiary of Liberty Broadband Corporation, and immediately following the merger of GCI Liberty, Inc. and Grizzly Merger Sub 2, Inc., GCI Liberty, Inc. will merge with and into Grizzly Merger Sub 1, LLC, with Grizzly Merger Sub 1, LLC surviving this subsequent merger as a wholly owned subsidiary of Liberty Broadband Corporation.	☐	☐	☐
2.	A proposal to approve the issuance of shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Series A Cumulative Redeemable Preferred Stock to GCI Liberty, Inc. stockholders in connection with the combination contemplated by the merger agreement and shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock to John C. Malone, pursuant to an exchange agreement, dated August 6, 2020, by and among Mr. Malone, a revocable trust of which Mr. Malone is the sole trustee and beneficiary, and Liberty Broadband Corporation.	☐	☐	☐
3.	A proposal to approve the adjournment of the Liberty Broadband Corporation special meeting from time to time to solicit additional proxies in favor of Proposal 1 or Proposal 2 if there are insufficient votes at the time of such adjournment to approve Proposal 1 or Proposal 2 or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.	☐	☐	☐

NOTE: The persons named in this proxy or their substitutes are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting and Proxy Statement are available at www.proxyvote.com. D25894-S12075 LIBERTY BROADBAND CORPORATION Virtual Special Meeting of Stockholders 10:00 a.m., Mountain time, on December 15, 2020 This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Renee L. Wilm and Brian J. Wendling, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A common stock and/or Series B common stock held by the undersigned at the Special Meeting of Stockholders to be held at 10:00 a.m., Mountain time, on December 15, 2020, via a live webcast accessible at www.virtualshareholdermeeting.com/LBRD2020SM and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PERSONS NAMED IN THIS PROXY OR THEIR SUBSTITUTES WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE